Exhibit 10.28

Master Subscription Agreement

SALESFORCE.COM TERMS OF USE:

BY CLICKING THE “I ACCEPT” BUTTON DISPLAYED AS PART OF THE ORDERING PROCESS, YOU AGREE TO THE FOLLOWING TERMS AND CONDITIONS (THE “AGREEMENT”) GOVERNING YOUR USE OF SALESFORCE.COM’S ONLINE SERVICE, INCLUDING OFFLINE COMPONENTS (COLLECTIVELY, THE “SERVICE”). IF YOU ARE ENTERING INTO THIS AGREEMENT ON BEHALF OF A COMPANY OR OTHER LEGAL ENTITY, YOU REPRESENT THAT YOU HAVE THE AUTHORITY TO BIND SUCH ENTITY TO THESE TERMS AND CONDITIONS, IN WHICH CASE THE TERMS “YOU” OR “YOUR” SHALL REFER TO SUCH ENTITY. IF YOU DO NOT HAVE SUCH AUTHORITY, OR IF YOU DO NOT AGREE WITH THESE TERMS AND CONDITIONS, YOU MUST SELECT THE “I DECLINE” BUTTON AND MAY NOT USE THE SERVICE.

Welcome

As part of the Service, salesforce.com will provide you with use of the Service, including a browser interface and data encryption, transmission, access and storage. Your registration for, or use of, the Service shall be deemed to be your agreement to abide by this Agreement including any materials available on the salesforce.com website incorporated by reference herein, including but not limited to salesforce.com’s privacy and security policies. For reference, a Definitions section is included at the end of this Agreement.

The Service is offered in several editions:

- Unlimited Edition

- Enterprise Edition

- Professional Edition

- Group Edition Featuring Google AdWords

- Salesforce Personal Edition (free for one individual user)

In addition, we offer a 30-day free trial of our Professional Edition and a 7-day free trial of our Group Edition Featuring Google AdWords with no further obligation. Please see our website for feature differences between the various editions.

1. Privacy & Security; Disclosure

Salesforce.com’s privacy and security policies may be viewed at http://www.salesforce.com or http://www.salesforce.com/ie/ (EMEA). Salesforce.com reserves the right to modify its privacy and security policies in its reasonable discretion from time to time. Individual users (other than Salesforce Personal Edition users), when they initially log in, will be asked whether or not they wish to receive marketing and other non-critical Service-related communications from salesforce.com from time to time. They may opt out of receiving such communications at that time or at any subsequent time by changing their preference under Personal Setup. Salesforce Personal Edition users will not have the option of opting out unless they terminate their Salesforce Personal Edition account with salesforce.com. Note that because the Service is a hosted, online application, salesforce.com occasionally may need to notify all users of the Service (whether or not they have opted out as described above) of important announcements regarding the operation of the Service. If you become a paying customer of the Service, you agree that salesforce.com can disclose the fact that you are a paying customer and the edition of the Service that you are using.

2. License Grant & Restrictions

Salesforce.com hereby grants you a non-exclusive, non-transferable, worldwide right to use the Service, solely for your own internal business purposes, subject to the terms and conditions of this Agreement. All rights not expressly granted to you are reserved by salesforce.com and its licensors.

You may not access the Service if you are a direct competitor of salesforce.com, except with salesforce.com’s prior written consent. In addition, you may not access the Service for purposes of monitoring its availability, performance or functionality, or for any other benchmarking or competitive purposes.

You shall not (i) license, sublicense, sell, resell, transfer, assign, distribute or otherwise commercially exploit or make available to any third party the Service or the Content in any way; (ii) modify or make derivative works based upon the Service or the Content; (iii) create Internet “links” to the Service or “frame” or “mirror” any Content on any other server or wireless or Internet-based device; or (iv) reverse engineer or access the Service in order to (a) build a competitive product or service, (b) build a product using similar ideas, features, functions or graphics of the Service, or (c) copy any ideas, features, functions or graphics of the Service. User licenses cannot be shared or used by more than one individual User but may be reassigned from time to time to new Users who are replacing former Users who have terminated employment or otherwise changed job status or function and no longer use the Service.

You may use the Service only for your internal business purposes and shall not: (i) send spam or otherwise duplicative or unsolicited messages in violation of applicable laws; (ii) send or store infringing, obscene, threatening, libelous, or otherwise unlawful or tortious material, including material harmful to children or violative of third party privacy rights; (iii) send or store material containing software viruses, worms, Trojan horses or other harmful computer code, files, scripts, agents or programs; (iv) interfere with or disrupt the integrity or performance of the Service or the data contained therein; or (v) attempt to gain unauthorized access to the Service or its related systems or networks.

Certain editions of the Service offer integration capabilities via an application programming interface, or API. The number of API calls you can make per account is limited as follows (excluding calls resulting from use of salesforce.com client applications, such as Offline Edition, and salesforce.com-certified AppExchange applications):

- Enterprise Edition (and Professional Edition with API access add-on): 1,000 calls/day/User (aggregated over all Users under the account), up to an aggregate maximum of 1,000,000 calls/day/account.

3. Your Responsibilities

You are responsible for all activity occurring under your User accounts and shall abide by all applicable local, state, national and foreign laws, treaties and regulations in connection with your use of the Service, including those related to data privacy, international communications and the transmission of technical or personal data. You shall: (i) notify salesforce.com immediately of any unauthorized use of any password or account or any other known or suspected breach of security; (ii) report to salesforce.com immediately and use reasonable efforts to stop immediately any copying or distribution of Content that is known or suspected by you or your Users; and (iii) not impersonate another salesforce.com user or provide false identity information to gain access to or use the Service.

4. Account Information and Data

Salesforce.com does not own any data, information or material that you submit to the Service in the course of using the Service (“Customer Data”). You, not salesforce.com, shall have sole responsibility for the accuracy, quality, integrity, legality, reliability, appropriateness, and intellectual property ownership or right to use of all Customer Data, and salesforce.com shall not be responsible or liable for the deletion, correction, destruction, damage, loss or failure to store any Customer Data. In the event this Agreement is terminated (other than by reason of your breach), salesforce.com will make available to you a file of the Customer Data within 30 days of termination if you so request at the time of termination. Salesforce.com reserves the right to withhold, remove and/or discard Customer Data without notice for any breach, including, without limitation, your non-payment. Upon termination for cause, your right to access or use Customer Data immediately ceases, and salesforce.com shall have no obligation to maintain or forward any Customer Data.

5. Intellectual Property Ownership

Salesforce.com alone (and its licensors, where applicable) shall own all right, title and interest, including all related Intellectual Property Rights, in and to the Salesforce.com Technology, the Content and the Service and any suggestions, ideas, enhancement requests, feedback, recommendations or other information provided by you or any other party relating to the Service. This Agreement is not a sale and does not convey to you any rights of ownership in or related to the Service, the Salesforce.com Technology or the Intellectual Property Rights owned by salesforce.com. The salesforce.com name, the salesforce.com logo, and the product names associated with the Service are trademarks of salesforce.com or third parties, and no right or license is granted to use them.

6. Third Party Interactions

During use of the Service, you may enter into correspondence with, purchase goods and/or services from, or participate in promotions of advertisers or sponsors showing their goods and/or services through the Service. Any such activity, and any terms, conditions, warranties or representations associated with such activity, is solely between you and the applicable third-party. Salesforce.com and its licensors shall have no liability, obligation or responsibility for any such correspondence, purchase or promotion between you and any such third-party. Salesforce.com does not endorse any sites on the Internet that are linked through the Service. Salesforce.com provides these links to you only as a matter of convenience, and in no event shall salesforce.com or its licensors be responsible for any content, products, or other materials on or available from such sites. Salesforce.com provides the Service to you pursuant to the terms and conditions of this Agreement. You recognize, however, that certain third-party providers of ancillary software, hardware or services may require your agreement to additional or different license or other terms prior to your use of or access to such software, hardware or services.

Service features that interoperate with the Google AdWords program depend on the continuing availability of the Google AdWords application programming interface (“API”) and program for use with the Services. If Google Inc. ceases to make the Google AdWords API or program available on reasonable terms for the Services, Salesforce.com may cease providing such Service features without entitling you to any refund, credit, or other compensation.

7. Charges and Payment of Fees

You shall pay all fees or charges to your account in accordance with the fees, charges, and billing terms in effect at the time a fee or charge is due and payable. The initial charges will be equal to the current number of total User licenses requested times the User license fee currently in effect. Payments must be made annually in advance unless otherwise mutually agreed upon in an Order Form or through the Online Order Center. All payment obligations are noncancelable and all amounts paid are nonrefundable. You are responsible for paying for all User licenses ordered for the entire License Term, whether or not such User licenses are actively used. You must provide salesforce.com with valid credit card or approved purchase order information as a condition to signing up for the Service. An authorized License Administrator may add licenses by executing an additional written Order Form or using the Online Order Center. Added licenses will be subject to the following: (i) added licenses will be coterminous with the preexisting License Term (either Initial Term or renewal term); (ii) the license fee for the added licenses will be the then current, generally applicable license fee; and (iii) licenses added in the middle of a billing month will be charged in full for that billing month. Salesforce.com reserves the right to modify its fees and charges and to introduce new charges at any time, upon at least 30 days prior notice to you, which notice may be provided by e-mail. All pricing terms are confidential, and you agree not to disclose them to any third party.

8. Excess Data Storage Fees

The maximum disk storage space provided to you at no additional charge is (i) 5 MB per User license for Salesforce Personal Edition, (ii) 1 GB per 5-User license package for Group Edition Featuring Google AdWords, or (iii) the greater of 1 GB or an aggregate of 20 MB per User license, for Professional and Enterprise Edition. If the amount of disk storage required exceeds these limits, you will be charged the then-current storage fees. Salesforce.com will use reasonable efforts to notify you when the average storage used per license reaches approximately 90% of the maximum; however, any failure by salesforce.com to so notify you shall not affect your responsibility for such additional storage charges. Salesforce.com reserves the right to establish or modify its general practices and limits relating to storage of Customer Data.

9. Billing and Renewal

Salesforce.com charges and collects in advance for use of the Service. Salesforce.com will automatically renew and bill your credit card or issue an invoice to you each year on the subsequent anniversary or as otherwise mutually agreed upon. The renewal charge will be equal to the then-current number of total User licenses times the license fee in effect during the prior term, unless salesforce.com has given you at least 30 days prior written notice of a fee increase, which shall be effective upon renewal and thereafter. Fees for other services will be charged on an as-quoted basis. Salesforce.com’s fees are exclusive of all taxes, levies, or duties imposed by taxing authorities, and you shall be responsible for payment of all such taxes, levies, or duties, excluding only United States (federal or state) taxes based solely on salesforce.com’s income.

You agree to provide salesforce.com with complete and accurate billing and contact information. This information includes your legal company name, street address, e-mail address, and name and telephone number of an authorized billing contact and License Administrator. You agree to update this information within 30 days of any change to it. If the contact information you have provided is false or fraudulent, salesforce.com reserves the right to terminate your access to the Service in addition to any other legal remedies.

Unless salesforce.com in its discretion determines otherwise: (i) entities with headquarters and a majority of users resident in the United States will be billed in U.S. dollars and subject to U.S. payment terms and pricing schemes (“U.S. Customers”); (ii) entities with headquarters and a majority of users resident in Japan will be billed in Japanese yen and subject to Japanese payment terms and pricing schemes (“Japanese Customers”); and (iii) all other entities will be billed in U.S. dollars, Euros or local currency and be subject to either U.S. or non-U.S. payment terms and pricing schemes at the discretion of salesforce.com (“Non-U.S./Japan Customers”).

If you believe your bill is incorrect, you must contact us in writing within 60 days of the invoice date of the invoice containing the amount in question to be eligible to receive an adjustment or credit.

10. Non-Payment and Suspension

In addition to any other rights granted to salesforce.com herein, salesforce.com reserves the right to suspend or terminate this Agreement and your access to the Service if your account becomes delinquent (falls into arrears). Delinquent invoices (accounts in arrears) are subject to interest of 1.0% per month on any outstanding balance, or the maximum permitted by law, whichever is less, plus all expenses of collection. You will continue to be charged for User licenses during any period of suspension. If you or salesforce.com initiates termination of this Agreement, you will be obligated to pay the balance due on your account computed in accordance with the Charges and Payment of Fees section above. You agree that salesforce.com may charge such unpaid fees to your credit card or otherwise bill you for such unpaid fees.

Salesforce.com reserves the right to impose a reconnection fee in the event you are suspended and thereafter request access to the Service. You agree and acknowledge that salesforce.com has no obligation to retain Customer Data and that such Customer Data may be irretrievably deleted if your account is 30 days or more delinquent.

11. Termination upon Expiration/Reduction in Number of Licenses

This Agreement commences on the Effective Date. For Salesforce Personal Edition licenses, the term is indefinite and may be terminated at any time in salesforce.com’s sole discretion. For all other editions, the Initial Term will be as you elect during the online subscription process or as otherwise mutually agreed upon in an Order Form, commencing on the date you agree to pay for the Service by completing the online subscription form, or on the start date of the Order Form. Upon the expiration of the Initial Term, this Agreement will automatically renew for successive renewal terms equal in duration to the Initial Term (or one year, if the Initial Term is greater than one year) at salesforce.com’s then current fees. Either party may terminate this Agreement or reduce the number of licenses, effective only upon the expiration of the then current License Term, by notifying the other party in writing at least five (5) business days prior to the date of the invoice for the following term. In the case of free trials, notifications provided through the Service indicating the remaining number of days in the free trial shall constitute notice of termination. In the event this Agreement is terminated (other than by reason of your breach), salesforce.com will make available to you a file of the Customer Data within 30 days of termination if you so request at the time of termination. You agree and acknowledge that salesforce.com has no obligation to retain the Customer Data, and may delete such Customer Data, more than 30 days after termination.

12. Termination for Cause

Any breach of your payment obligations or unauthorized use of the Salesforce.com Technology or Service will be deemed a material breach of this Agreement. Salesforce.com, in its sole discretion, may terminate your password, account or use of the Service if you breach or otherwise fail to comply with this Agreement. In addition, salesforce.com may terminate a free account at any time in its sole discretion. You agree and acknowledge that salesforce.com has no obligation to retain the Customer Data, and may delete such Customer Data, if you have materially breached this Agreement, including but not limited to failure to pay outstanding fees, and such breach has not been cured within 30 days of notice of such breach.

13. Representations & Warranties

Each party represents and warrants that it has the legal power and authority to enter into this Agreement. Salesforce.com represents and warrants that it will provide the Service in a manner consistent with general industry standards reasonably applicable to the provision thereof and that the Service will perform substantially in accordance with the online salesforce.com help documentation under normal use and circumstances. You represent and warrant that you have not falsely identified yourself nor provided any false information to gain access to the Service and that your billing information is correct.

14. Mutual Indemnification

You shall indemnify and hold salesforce.com, its licensors and each such party’s parent organizations, subsidiaries, affiliates, officers, directors, employees, attorneys and agents harmless from and against any and all claims, costs, damages, losses, liabilities and expenses (including attorneys’ fees and costs) arising out of or in connection with: (i) a claim alleging that use of the Customer Data infringes the rights of, or has caused harm to, a third party; (ii) a claim, which if true, would constitute a violation by you of your representations and warranties; or (iii) a claim arising from the breach by you or your Users of this Agreement, provided in any such case that salesforce.com (a) gives written notice of the claim promptly to you; (b) gives you sole control of the defense and settlement of the claim (provided that you may not settle or defend any claim unless you unconditionally release salesforce.com of all liability and such settlement does not affect salesforce.com’s business or Service); (c) provides to you all available information and assistance; and (d) has not compromised or settled such claim.

Salesforce.com shall indemnify and hold you and your parent organizations, subsidiaries, affiliates, officers, directors, employees, attorneys and agents harmless from and against any and all claims, costs, damages, losses, liabilities and expenses (including attorneys’ fees and costs) arising out of or in connection with: (i) a claim alleging that the Service directly infringes a copyright, a U.S. patent issued as of the Effective Date, or a trademark of a third party; (ii) a claim, which if true, would constitute a violation by salesforce.com of its representations or warranties; or (iii) a claim arising from breach of this Agreement by salesforce.com; provided that you (a) promptly give written notice of the claim to salesforce.com; (b) give salesforce.com sole control of the defense and settlement of the claim (provided that salesforce.com may not settle or defend any claim unless it unconditionally releases you of all liability); (c) provide to salesforce.com all available information and assistance; and (d) have not compromised or settled such claim. Salesforce.com shall have no indemnification obligation, and you shall indemnify salesforce.com pursuant to this Agreement, for claims arising from any infringement arising from the combination of the Service with any of your products, service, hardware or business process(s).

15. Disclaimer of Warranties

SALESFORCE.COM AND ITS LICENSORS MAKE NO REPRESENTATION, WARRANTY, OR GUARANTY AS TO THE RELIABILITY, TIMELINESS, QUALITY, SUITABILITY, TRUTH, AVAILABILITY, ACCURACY OR COMPLETENESS OF THE SERVICE OR ANY CONTENT. SALESFORCE.COM AND ITS LICENSORS DO NOT REPRESENT OR WARRANT THAT (A) THE USE OF THE SERVICE WILL BE SECURE, TIMELY, UNINTERRUPTED OR ERROR-FREE OR OPERATE IN COMBINATION WITH ANY OTHER HARDWARE, SOFTWARE, SYSTEM OR DATA, (B) THE SERVICE WILL MEET YOUR REQUIREMENTS OR EXPECTATIONS, (C) ANY STORED DATA WILL BE ACCURATE OR RELIABLE, (D) THE QUALITY OF ANY PRODUCTS, SERVICES, INFORMATION, OR OTHER MATERIAL PURCHASED OR OBTAINED BY YOU THROUGH THE SERVICE WILL MEET YOUR REQUIREMENTS OR EXPECTATIONS, (E) ERRORS OR DEFECTS WILL BE CORRECTED, OR (F) THE SERVICE OR THE SERVER(S) THAT MAKE THE SERVICE AVAILABLE ARE FREE OF VIRUSES OR OTHER HARMFUL COMPONENTS. THE SERVICE AND ALL CONTENT IS PROVIDED TO YOU STRICTLY ON AN “AS IS” BASIS. ALL CONDITIONS, REPRESENTATIONS AND WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NON-INFRINGEMENT OF THIRD PARTY RIGHTS, ARE HEREBY DISCLAIMED TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW BY SALESFORCE.COM AND ITS LICENSORS.

16. Internet Delays

SALESFORCE.COM’S SERVICES MAY BE SUBJECT TO LIMITATIONS, DELAYS, AND OTHER PROBLEMS INHERENT IN THE USE OF THE INTERNET AND ELECTRONIC COMMUNICATIONS. SALESFORCE.COM IS NOT RESPONSIBLE FOR ANY DELAYS, DELIVERY FAILURES, OR OTHER DAMAGE RESULTING FROM SUCH PROBLEMS.

17. Limitation of Liability

IN NO EVENT SHALL EITHER PARTY’S AGGREGATE LIABILITY EXCEED THE AMOUNTS ACTUALLY PAID BY AND/OR DUE FROM YOU IN THE TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO SUCH CLAIM. IN NO EVENT SHALL EITHER PARTY AND/OR ITS LICENSORS BE LIABLE TO ANYONE FOR ANY INDIRECT, PUNITIVE, SPECIAL, EXEMPLARY, INCIDENTAL, CONSEQUENTIAL OR OTHER DAMAGES OF ANY TYPE OR KIND (INCLUDING LOSS OF DATA, REVENUE, PROFITS, USE OR OTHER ECONOMIC ADVANTAGE) ARISING OUT OF, OR IN ANY WAY CONNECTED WITH THIS SERVICE, INCLUDING BUT NOT LIMITED TO THE USE OR INABILITY TO USE THE SERVICE, OR FOR ANY CONTENT OBTAINED FROM OR THROUGH THE SERVICE, ANY INTERRUPTION, INACCURACY, ERROR OR OMISSION, REGARDLESS OF CAUSE IN THE CONTENT, EVEN IF THE PARTY FROM WHICH DAMAGES ARE BEING SOUGHT OR SUCH PARTY’S LICENSORS HAVE BEEN PREVIOUSLY ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

18. Additional Rights

Certain states and/or jurisdictions do not allow the exclusion of implied warranties or limitation of liability for incidental, consequential or certain other types of damages, so the exclusions set forth above may not apply to you.

19. Local Laws and Export Control

This site provides services and uses software and technology that may be subject to United States export controls administered by the U.S. Department of Commerce, the United States Department of Treasury Office of Foreign Assets Control, and other U.S. agencies and the export control regulations of Switzerland and the European Union. The user of this site (“User”) acknowledges and agrees that the site shall not be used, and none of the underlying information, software, or technology may be transferred or otherwise exported or re-exported to countries as to which the United States, Switzerland and/or the European Union maintains an embargo (collectively, “Embargoed Countries”), or to or by a national or resident thereof, or any person or entity on the U.S. Department of Treasury’s List of Specially Designated Nationals or the U.S. Department of Commerce’s Table of Denial Orders (collectively, “Designated Nationals”). The lists of Embargoed Countries and Designated Nationals are subject to change without notice. By using the Service, you represent and warrant that you are not located in, under the control of, or a national or resident of an Embargoed Country or Designated National. You agree to comply strictly with all U.S., Swiss and European Union export laws and assume sole responsibility for obtaining licenses to export or re-export as may be required.

This site may use encryption technology that is subject to licensing requirements under the U.S. Export Administration Regulations, 15 C.F.R. Parts 730-774 and Council Regulation (EC) No. 1334/2000

Salesforce.com and its licensors make no representation that the Service is appropriate or available for use in other locations. If you use the Service from outside the United States of America, Switzerland and/or the European Union, you are solely responsible for compliance with all applicable laws, including without limitation export and import regulations of other countries. Any diversion of the Content contrary to United States, Swiss or European Union (including European Union Member States) law is prohibited. None of the Content, nor any information acquired through the use of the Service, is or will be used for nuclear activities, chemical or biological weapons, or missile projects, unless specifically authorized by the United States government or appropriate European body for such purposes.

20. Notice

Salesforce.com may give notice by means of a general notice on the Service, electronic mail to your e-mail address on record in salesforce.com’s account information, or by written communication sent by first class mail or pre-paid post to your address on record in salesforce.com’s account information. Such notice shall be deemed to have been given upon the expiration of 48 hours after mailing or posting (if sent by first class mail or pre-paid post) or 12 hours after sending (if sent by email). You may give notice to salesforce.com (such notice shall be deemed given when received by salesforce.com) at any time by any of the following: letter sent by confirmed facsimile to salesforce.com at the following fax numbers (whichever is appropriate): (415) 901-7040 (for U.S. Customers) or +353 1 2723501 (for Non-U.S./Japan Customers); letter delivered by nationally recognized overnight delivery service or first class postage prepaid mail to salesforce.com at the following addresses (whichever is appropriate): Salesforce.com, inc., The Landmark @ One Market, Suite 300, San Francisco, CA 94105; or, salesforce.com Sàrl, Ch. De la Dent d’Oche, CH1024 Ecublens, Switzerland, in either case, addressed to the attention of: Chief Financial Officer.

21. Modification to Terms

Salesforce.com reserves the right to modify the terms and conditions of this Agreement or its policies relating to the Service at any time, effective upon posting of an updated version of this Agreement on the Service. You are responsible for regularly reviewing this Agreement. Continued use of the Service after any such changes shall constitute your consent to such changes.

22. Assignment; Change in Control

This Agreement may not be assigned by you without the prior written approval of salesforce.com but may be assigned without your consent by salesforce.com to (i) a parent or subsidiary, (ii) an acquirer of assets, or (iii) a successor by merger. Any purported assignment in violation of this section shall be void. Any actual or proposed change in control of you that results or would result in a direct competitor of salesforce.com directly or indirectly owning or controlling 50% or more of you shall entitle salesforce.com to terminate this Agreement for cause immediately upon written notice.

23. General

With respect to U.S. Customers, this Agreement shall be governed by California law and controlling United States federal law, without regard to the choice or conflicts of law provisions of any jurisdiction, and any disputes, actions, claims or causes of action arising out of or in connection with this Agreement or the Service shall be subject to the exclusive jurisdiction of the state and federal courts located in San Francisco, California. With respect to Non-U.S./Japan Customers, this Agreement shall be governed by the laws of Switzerland, without regard to the choice or conflicts of law provisions of any jurisdiction, and any disputes, actions, claims or causes of action arising out of or in connection with this Agreement or the Service shall be subject to the exclusive jurisdiction of the courts of Switzerland. Unless otherwise provided by salesforce.com in its discretion, Japanese Customers shall be governed by the Japanese language version of this Agreement accessible through http://www.salesforce.com/jp/. No text or information set forth on any other purchase order, preprinted form or document (other than an Order Form, if applicable) shall add to or vary the terms and conditions of this Agreement. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then such provision(s) shall be construed, as nearly as possible, to reflect the intentions of the invalid or unenforceable provision(s), with all other provisions remaining in full force and effect. No joint venture, partnership, employment, or agency relationship exists between you and salesforce.com as a result of this agreement or use of the Service. The failure of salesforce.com to enforce any right or provision in this Agreement shall not constitute a waiver of such right or provision unless acknowledged and agreed to by salesforce.com in writing. This Agreement, together with any applicable Order Form, comprises the entire agreement between you and salesforce.com and supersedes all prior or contemporaneous negotiations, discussions or agreements, whether written or oral, between the parties regarding the subject matter contained herein.

24. Definitions

As used in this Agreement and in any Order Forms now or hereafter associated herewith: “Agreement” means these online terms of use, any Order Forms, whether written or submitted online via the Online Order Center, and any materials available on the salesforce.com website specifically incorporated by reference herein, as such materials, including the terms of this Agreement, may be updated by salesforce.com from time to time in its sole discretion; “Content” means the audio and visual information, documents, software, products and services contained or made available to you in the course of using the Service; “Customer Data” means any data, information or material provided or submitted by you to the Service in the course of using the Service; “Effective Date” means the earlier of either the date this Agreement is accepted by selecting the “I Accept” option presented on the screen after this Agreement is displayed or the date you begin using the Service; “Initial Term” means the initial period during which you are obligated to pay for the Service equal to the billing frequency selected by you during the subscription process (e.g., if the billing frequency is quarterly, the Initial Term is the first quarter); “Intellectual Property Rights” means unpatented inventions, patent applications, patents, design rights, copyrights, trademarks, service marks, trade names, domain name rights, mask work rights, know-how and other trade secret rights, and all other intellectual property rights, derivatives thereof, and forms of protection of a similar nature anywhere in the world; “License Administrator(s)” means those Users designated by you who are authorized to purchase licenses online using the Online Order Center or by executing written Order Forms and to create User accounts and otherwise administer your use of the Service; “License Term(s)” means the period(s) during which a specified number of Users are licensed to use the Service pursuant to the Order Form(s); “Order Form(s)” means the form evidencing the initial subscription for the Service and any subsequent order forms submitted online or in written form, specifying, among other things, the number of licenses and other services contracted for, the applicable fees, the billing period, and other charges as agreed to between the parties, each such Order Form to be incorporated into and to become a part of this Agreement (in the event of any conflict between the terms of this Agreement and the terms of any such Order Form, the terms of this Agreement shall prevail); “Online Order Center” means salesforce.com’s online application that allows the License Administrator designated by you to, among other things, add additional Users to the Service; “salesforce.com” means collectively salesforce.com, inc., a Delaware corporation, having its principal place of business at The Landmark @ One Market, Suite 300, San Francisco, California 94105 and salesforce.com Sàrl, a limited liability company, having its registered office at Ch. de la Dent d’Oche, CH1024 Ecublens, Switzerland; “Salesforce.com Technology” means all of salesforce.com’s proprietary technology (including software, hardware, products, processes, algorithms, user interfaces, know-how, techniques, designs and other tangible or intangible technical material or information) made available to you by salesforce.com in providing the Service; “Service(s)” means the specific edition of salesforce.com’s online customer relationship management, billing, data analysis, or other corporate ERP services identified during the ordering process, developed, operated, and maintained by salesforce.com, accessible via http://www.salesforce.com or another designated web site or IP address, or ancillary online or offline products and services provided to you by salesforce.com, to which you are being granted access under this Agreement, including the Saleforce.com Technology and the Content; “User(s)” means your employees, representatives, consultants, contractors or agents who are authorized to use the Service and have been supplied user identifications and passwords by you (or by salesforce.com at your request).

Questions or Additional Information:

If you have questions regarding this Agreement or wish to obtain additional information, please send an e-mail to info@salesforce.com or info@emea.salesforce.com (EMEA).